Exhibit 10.6

FORM OF PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT, dated as of [ ], 2021 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by and between G&P Acquisition Corp., a Delaware corporation (the “Company”), and G&P Sponsor, LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Company intends to consummate an initial public offering of the Company’s units (the “Public Offering”), each unit consisting of one share of Class A common stock, par value $0.0001 per share (each, a “Share”), and one-half of one redeemable warrant, each whole warrant exercisable for one Share at an exercise price of $11.50 per Share, as set forth in the Company’s Registration Statement on Form S-1, filed with the U.S. Securities and Exchange Commission (the “SEC”), File No. 333-253089 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the Purchaser now wishes to purchase, at a price of $1.00 per warrant, an aggregate of 8,000,000 warrants (or 8,900,000 warrants if the underwriters’ option to purchase additional units is exercised in full) (the “Private Placement Warrants”), each Private Placement Warrant entitling the holder to purchase one Share at an exercise price of $11.50 per Share.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1.                Authorization, Purchase and Sale; Terms of the Private Placement Warrants.

A.                Authorization of the Private Placement Warrants. The Company has duly authorized the issuance and sale of the Private Placement Warrants to the Purchaser.

B.                     Purchase and Sale of the Private Placement Warrants.

(i)                On the date of the consummation of the Public Offering, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 8,000,000 Private Placement Warrants (the “Initial Private Placement Warrants”) at a price of $1.00 per warrant for an aggregate purchase price of $8,000,000 (the “Purchase Price”). The Purchaser shall pay the Purchase Price by wire transfer of immediately available funds in accordance with the Company’s wiring instructions at least one (1) business day prior to the effective date of the Registration Statement, or on such other date as the Company and the Purchaser may agree.

(ii)               In the event that the underwriters’ option to purchase additional units is exercised in full, the Purchaser shall purchase up to an additional 900,000 Private Placement Warrants (the “Additional Private Placement Warrants”), in the same proportion as the amount of the option to purchase additional units that is exercised and, simultaneously with such purchase of Additional Private Placement Warrants, as payment in full for the Additional Private Placement Warrants being purchased hereunder, and at least one (1) business day prior to the closing of all or any portion of the option to purchase additional units, or on such other date as the Company and the Purchaser may agree, the Purchaser shall pay $1.00 per Additional Private Placement Warrant, up to an aggregate amount of $900,000, by wire transfer of immediately available funds in accordance with the Company’s wiring instructions.

(iii)               The closing of the purchase and sale of the Initial Private Placement Warrants shall take place simultaneously with the closing of the Public Offering (the “Initial Closing Date”). The closing of the purchase and sale of the Additional Private Placement Warrants, if applicable, shall take place simultaneously with the closing of all or any portion of the option to purchase additional units (such closing date, together with the Initial Closing Date, the “Closing Dates” and, each, a “Closing Date”). The closing of the purchase and sale of each of the Initial Private Placement Warrants and the Additional Private Placement Warrants shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York, 10019, or such other place as may be agreed upon by the parties hereto.

C.                 Terms of the Private Placement Warrants.

(i)                Each Private Placement Warrant shall have the terms set forth in that certain warrant agreement to be entered into by the Company and a warrant agent in connection with the Public Offering (the “Warrant Agreement”) and shall be subject to the terms of that certain letter agreement to be entered into by the Company, the Purchaser and the other parties thereto in connection with the Public Offering.

(ii)              At or prior to the Initial Closing Date, the Company and the Purchaser shall enter into that certain registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Private Placement Warrants and the Shares underlying the Private Placement Warrants.

Section 2.               Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and purchase the Private Placement Warrants, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive the Closing Dates) that:

A.                 Incorporation and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B.                 Authorization; No Breach.

(i)                 The execution, delivery and performance of this Agreement and the Private Placement Warrants have been duly authorized by the Company as of the applicable Closing Date. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law). Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Private Placement Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the applicable Closing Date.

(ii)               The execution and delivery by the Company of this Agreement and the Private Placement Warrants, the issuance and sale of the Private Placement Warrants, the issuance of the Shares upon exercise of the Private Placement Warrants and the fulfillment of, and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of the applicable Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (d) result in a violation of or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the certificate of incorporation or the bylaws of the Company (in effect on the date hereof or as may be amended prior to completion of the Public Offering), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C.                  Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Shares issuable upon exercise of the Private Placement Warrants will be duly and validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Purchaser will have good title to the Private Placement Warrants purchased by it and the Shares issuable upon exercise of such Private Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

D.                 Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

E.                  Regulation D Qualification. Neither the Company nor, to its knowledge, any of its affiliates, officers, directors or beneficial stockholders of 20% or more of its outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

Section 3.               Representations and Warranties of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Warrants to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive the Closing Dates) that:

A.                Organization and Requisite Authority. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B.                  Authorization; No Breach.

(i)                 This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii)               The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of the applicable Closing Date (a) conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Purchaser’s equity or assets under, (d) result in a violation of or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the certificate of formation or the limited liability company agreement of the Purchaser (in effect on the date hereof or as may be amended prior to completion of the Public Offering) or any material law, statute, rule or regulation to which the Purchaser is subject, or any agreement, instrument, order, judgment or decree to which the Purchaser is subject, except for any filings required after the date hereof under federal or state securities laws.

C.                 Investment Representations.

(i)                 The Purchaser is acquiring the Private Placement Warrants and, upon exercise of the Private Placement Warrants, the Shares issuable upon such exercise (collectively, the “Securities”), for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii)               The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act and the Purchaser has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

(iii)              The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(iv)              The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act.

(v)               The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi)             The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii)          The Purchaser understands that (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, the Purchaser understands that the SEC has taken the position that the promoters or affiliates of a blank check company and their transferees, both before and after an initial Business Combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Securities despite technical compliance with the requirements of such Rule, and the Securities can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act.

(viii)        The Purchaser has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchaser can afford a complete loss of its investments in the Securities.

Section 4.               Conditions of the Purchaser’s Obligations. The obligations of the Purchaser to purchase and pay for the Private Placement Warrants are subject to the fulfillment, on or before the Closing Dates, of each of the following conditions:

A.                 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of the applicable Closing Date as though then made.

B.                 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the applicable Closing Date.

C.                  No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D.                 Warrant Agreement and Registration Rights Agreement. The Company shall have entered into the Warrant Agreement with a warrant agent and the Registration Rights Agreement, in each case, on terms satisfactory to the Purchaser.

Section 5.               Conditions of the Company’s Obligations. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the applicable Closing Date, of each of the following conditions:

A.                 Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of the applicable Closing Date as though then made.

B.                  Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the applicable Closing Date.

C.                  No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D.                 Warrant Agreement. The Company shall have entered into the Warrant Agreement with a warrant agent.

Section 6.               Termination. This Agreement may be terminated by the Company or the Purchaser at any time after December 31, 2021 upon written notice to the other party hereto if the closing of the Public Offering does not occur prior to such date.

Section 7.               Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing Dates.

Section 8.               Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

Section 9.               Miscellaneous.

A.                 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchaser to affiliates thereof (including one or more of its members).

B.                  Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C.                 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. A signed copy of this Agreement delivered by facsimile, electronic mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

D.                 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E.                  Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of any federal court sitting in the Southern District of New York or any state court located in New York County, State of New York, over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

F.                  Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

G&P Acquisition Corp.

By:
Name: Joseph Marnikovic
Title: Chief Financial Officer

G&P Sponsor, LLC

By:
Name: Michael R. Anderson
Title: Authorized Signatory

[Signature Page to Private Placement Warrants Purchase Agreement—G&P Acquisition Corp.]